Exhibit 21

SUBSIDIARIES OF INTERNATIONAL SEAWAYS, INC.

The following table lists all subsidiaries of International Seaways, Inc. and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Company	Where Incorporated, Organized or Domiciled
Africa Tanker Corporation	Marshall Islands
Amalia Product Corporation	Marshall Islands
Apollonas Shipping Company	Marshall Islands
Asterias Crude Carrier S.A.	Marshall Islands
Athens Product Tanker Corporation	Marshall Islands
Batangas Tanker Corporation	Marshall Islands
Belerion Maritime Co.	Marshall Islands
Carl Product Corporation	Marshall Islands
CPT Alliance Ltd.	Marshall Islands
CVI Citron, LLC	Delaware (1)
Delta Aframax Corporation	Marshall Islands
Diamond S Management (Singapore) Pte. Ltd.	Singapore (4)
Diamond S Management LLC	Marshall Islands (3)
Diamond S Shipping II LLC	Marshall Islands (3)
Diamond S Shipping III LLC	Marshall Islands (3)
Diamond S Shipping Inc.	Marshall Islands
Diamond Tanker Company LLC	Marshall Islands (3)
DSS 1 LLC	Marshall Islands (3)
DSS 2 LLC	Marshall Islands (3)
DSS 5 LLC	Marshall Islands (3)
DSS 6 LLC	Marshall Islands (3)
DSS 7 LLC	Marshall Islands (3)
DSS 8 LLC	Marshall Islands (3)
DSS A LLC	Marshall Islands (3)
DSS B LLC	Marshall Islands (3)
DSS C LLC	Marshall Islands (3)
DSS D LLC	Marshall Islands (3)
DSS Suez JV LLC	Marshall Islands (3)
DSS Vessel II LLC	Marshall Islands (3)
DSS Vessel III LLC	Marshall Islands (3)
DSS Vessel IV LLC	Marshall Islands (3)
DSS Vessel LLC	Marshall Islands (3)
Eagle Product Tanker Corporation	Marshall Islands
Epicurus Shipping Company	Marshall Islands
Epsilon Aframax Corporation	Marshall Islands
ERN Holdings Inc.	Panama
Filonikis Product Carrier S.A.	Liberia
First Pacific Corporation	Marshall Islands
Front President Inc.	Marshall Islands
Front Tobago Shipping Corporation	Marshall Islands
Guayaquil Tanker Corporation	Marshall Islands
Hatteras Tanker Corporation	Marshall Islands
Hendricks Tanker Company LLC	Marshall Islands (3)
Henry Tanker Company LLC	Marshall Islands (3)
Heroic Andromeda Inc.	Liberia
Heroic Auriga Inc.	Liberia
Heroic Avenir Inc.	Liberia
Heroic Equuleus Inc.	Liberia
Heroic Gaea Inc.	Liberia
Heroic Hera Inc.	Liberia
Heroic Hercules Inc.	Liberia
Heroic Hologium Inc.	Liberia

Company	Where Incorporated, Organized or Domiciled
Heroic Hydra Inc.	Liberia
Heroic Libra Inc.	Liberia
Heroic Octans Inc.	Liberia
Heroic Pegasus Inc.	Liberia
Heroic Perseus Inc.	Liberia
Heroic Pisces Inc.	Liberia
Heroic Sagittarius Inc.	Liberia
Heroic Scorpio Inc.	Liberia
Heroic Scutum Inc.	Liberia
Heroic Serena Inc.	Liberia
Heroic Tucana Inc.	Liberia
Heroic Virgo Inc.	Liberia
Iason Product Carrier S.A.	Liberia
INSW Ship Management UK Ltd	United Kingdom
International Seaways Operating Corporation	Marshall Islands
International Seaways Ship Management LLC	Delaware (1)
Iraklitos Shipping Company	Marshall Islands
Isiodos Product Carrier S.A.	Liberia
Kythnos Chartering Corporation	Marshall Islands
Leyte Product Tanker Corporation	Marshall Islands
Liberty Tanker Company LLC	Marshall Islands (3)
Lightering LLC	Liberia (2)
Lightering Limited S.A.	Panama
Lorenzo Shipmanagement Inc.	Marshall Islands
Maple Tanker Corporation	Marshall Islands
Milos Product Tanker Corporation	Marshall Islands
Mindanao Tanker Corporation	Marshall Islands
Montauk Tanker Corporation	Marshall Islands
Navarro International S.A.	Marshall Islands
NT Suez One LLC	Marshall Islands (3)
Oak Tanker Corporation	Marshall Islands
OIN Chartering, Inc.	Marshall Islands
Oleron Tanker S.A.	Panama
OSG Clean Products International, Inc.	Marshall Islands
Overseas Shipping (GR) Ltd.	Marshall Islands
Panamax International Ltd.	Marshall Islands
Rose Tanker Corporation	Marshall Islands
Samar Product Tanker Corporation	Marshall Islands
Seaways Alpha LR Corporation	Marshall Islands
Seaways Alternative Energy Holding Corporation	Marshall Islands
Seaways Beta LR Corporation	Marshall Islands
Seaways Delta LR Corporation	Marshall Islands
Seaways Epsilon LR Corporation	Marshall Islands
Seaways First AE Tanker Corporation	Marshall Islands
Seaways Holding Corporation	Marshall Islands
Seaways LR Holding Corporation	Marshall Islands
Seaways Second AE Tanker Corporation	Marshall Islands
Seaways Shipping Corporation	Marshall Islands
Seaways Shipping II Corporation	Marshall Islands
Seaways Subsidiary VII Inc.	Marshall Islands
Seaways Third AE Tanker Corporation	Marshall Islands
Second Katsura Tanker Corporation	Marshall Islands
Skopelos Product Tanker Corporation	Marshall Islands
Sorrel Shipmanagement Inc.	Marshall Islands
Titanas Product Carrier S.A.	Liberia
Triton Tanker Company LLC	Marshall Islands (3)
Tybee Tanker Company LLC	Marshall Islands (3)
Urban Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands

Company	Where Incorporated, Organized or Domiciled
White Boxwood Shipping S.A.	Liberia
White Hydrangea Shipping S.A.	Liberia
Wind Dancer Shipping Inc.	Marshall Islands

(1) This entity is a Delaware limited liability company.

(2) This entity is a Liberian limited liability company.

(3) This entity is a Marshall Islands limited liability company.

(4) This entity is a Singapore limited liability company.